Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community) (News Media)	List Underwood Rick Swagler	(205) 801-0265 (205) 801-0105
To hear a webcast of the conference call with analysts at 2 p.m. CST, January 18, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the fourth quarter and 2004 results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Fourth Quarter and 2004 Earnings

BIRMINGHAM, Ala., January 18, 2005 – AmSouth Bancorporation (NYSE: ASO) today reported record earnings for the fourth quarter ended December 31, 2004, of $.49 per diluted share, compared to $.45 per diluted share reported for the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $176.9 million versus $158.6 million for the same period in 2003, an increase of 11.5 percent.

        This fourth quarter performance resulted in a return on average equity of 20.2 percent, and a return on average assets of 1.42 percent.

        For the year, reported earnings were $623.5 million compared with $626.1 million in 2003. Diluted earnings per share were $1.74 for the year, compared to $1.77 per share in 2003. Return on equity for 2004 was 18.6 percent, return on assets was 1.30 percent and the efficiency ratio was 57.1 percent. Results for 2004 include charges related to a previously announced settlement with regulatory authorities in the third quarter. Excluding those expenses, earnings would have been $675.9 million or $1.89 per diluted share, resulting in a return on equity of 20.2 percent, a return on assets of 1.41 percent and an efficiency ratio of 55.0 percent (see Reconciliation of GAAP Amounts to Adjusted Amounts in the attached financial tables).

        “AmSouth delivered solid performance across all of our lines of business in 2004, and we are carrying that momentum into 2005,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “We are well-positioned to continue growing loans and deposits as the economy improves.”

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        As previously announced, AmSouth sold its $550 million credit card portfolio and prepaid $1.25 billion of Federal Home Loan Bank borrowings in the fourth quarter. The sale of the credit card portfolio resulted in a pre-tax net gain of $166.1 million being recorded while $129.6 million of costs were incurred from the prepayment of the FHLB debt in the quarter. There were also increases versus the third quarter in other costs including a higher loan loss provision, increases in professional fees, personnel costs and other noninterest expenses.

        Net interest income was $379.2 million in the fourth quarter, a 5.7 percent increase compared with the same quarter in 2003. The net interest margin in the fourth quarter was 3.43 percent. Although the net interest margin declined compared with the same period in 2003 it has now been stable for three consecutive quarters. The increase in net interest income reflects strong growth in average loans of $3.2 billion, an 11.0 percent increase over the same quarter in 2003. Supporting that loan growth, average deposits were higher by $3.5 billion, or 11.8 percent during the same period. The deposit growth was led by the low cost category, which grew by $2.7 billion during the quarter, a 13.8 percent increase.

        Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $380.3 million for the quarter and includes the gain of $166.1 million from the sale of the credit card portfolio. Trust income increased 17.1 percent compared with the fourth quarter of 2003, and interchange income rose 34.6 percent compared with the previous year. Noninterest expenses in the fourth quarter were $460.4 million, which includes $129.6 million in FHLB prepayment expense. Personnel costs, the largest category of noninterest expense, were $170.6 million in the fourth quarter, an increase of 4.1 percent compared with the same period in 2003.

        There were $1.25 billion in FHLB borrowings repaid in the quarter and replaced with a variety of approximately three year maturity, lower cost funding instruments. The annual savings from this transaction will have a favorable impact on borrowing costs going forward.

        Net charge-offs were .41 percent of average net loans in the fourth quarter, up five basis points compared with the third quarter. The ratio of loan loss reserves to total loans was 1.12 percent at December 31, 2004. The loan loss provision exceeded net charge-offs by $11.1 million in the quarter.

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        Nonperforming assets improved again during the fourth quarter. Total nonperforming assets at December 31, 2004, were $110.6 million, or .34 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $119.2 million, or .37 percent, in the previous quarter.

        Looking ahead to 2005, AmSouth management expects earnings per share for the full year to be in the range of $2.00 to $2.06. This forecast generally assumes an improving economy, moderately rising interest rate environment and flat equity markets, as well as these factors:

•	Higher net interest income reflecting a relatively stable net interest margin, improved balance sheet growth with commercial loan growth continuing at current levels and improving loan demand in consumer categories, and continued strong low-cost deposit growth.

•	Stable credit quality metrics.

•	Noninterest revenues such as service charges, trust, and investment services income should experience steady growth. Overall, management expects noninterest revenues to grow in the high single digit range.

•	Management expects modest noninterest expense growth in the mid-single digits.

        For supplemental financial information about the fourth quarter and full year results, you may refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on January 18, 2005, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

        AmSouth is a regional bank holding company with $50 billion in assets, more than 680 branch banking offices and over 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, annuity and mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this report and the exhibits to the report that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: customers’ and other third parties’ reaction to the settlements referred to in this press release and the effects of such settlements on AmSouth’s branch expansion plan; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; the growth and profitability of AmSouth’s mortgage banking business, including mortgage-related income and fees, being less than expected; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; the specific factors mentioned above in the text of this press release; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Unaudited
AmSouth Bancorporation
SUMMARY FINANCIAL INFORMATION
($ in thousands, except per share data)

EARNINGS SUMMARY	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year

	December 31	September 30	June 30	2004 March 31	2003 December 31		2004 December 31	2003 December 31

Net interest income	$379,212	$375,906	$361,410	$359,497	$358,784	5.7%	$1,476,025	$1,414,635	4.3%
Provision for loan losses	44,250	28,800	26,600	28,100	44,500	(0.6%)	127,750	173,700	(26.5%)

Net interest income after provision	334,962	347,106	334,810	331,397	314,284	6.6%	1,348,275	1,240,935	8.6%
Noninterest revenues	380,289	213,171	218,252	220,430	223,390	70.2%	1,032,142	855,778	20.6%
Noninterest expenses	460,416	362,478	311,770	322,274	310,793	48.1%	1,456,938	1,205,577	20.8%

Income before income taxes	254,835	197,799	241,292	229,553	226,881	12.3%	923,479	891,136	3.6%
Income taxes	77,978	78,220	74,329	69,454	68,329	14.1%	299,981	265,015	13.2%

Net income	$176,857	$119,579	$166,963	$160,099	$158,552	11.5%	$623,498	$626,121	(0.4%)

Earnings per common share (a)	$0.50	$0.34	$0.47	$0.46	$0.45	11.1%	$1.77	$1.79	(1.1%)
Earnings per common share - diluted (a)	0.49	0.33	0.47	0.45	0.45	8.9%	1.74	1.77	(1.7%)
Average common shares outstanding	355,072	352,838	351,602	351,196	350,067		352,684	350,237
Average common shares outstanding - diluted	360,286	358,272	356,314	356,908	355,306		357,952	354,308
End of period common shares outstanding	356,310	354,635	353,414	352,904	351,891		356,310	351,891

KEY PERFORMANCE RATIOS	Three Months Ended						YTD

	December 31	September 30	June 30	2004 March 31	2003 December 31		2004 December 31	2003 December 31

Average shareholders’ equity to average total assets	7.05%	6.87%	6.92%	7.09%	7.05%		6.98%	7.30%
End of period shareholders’ equity to end of period total assets	7.20	6.94	6.82	7.11	7.08		7.20	7.08
Loans net of unearned income to total deposits	95.64	101.83	97.55	94.77	96.38		95.64	96.38
Return on average assets (annualized) (a)	1.42	0.98	1.41	1.40	1.41		1.30	1.47
Return on average shareholders’ equity (annualized) (a)	20.15	14.20	20.31	19.76	19.96		18.60	20.08
Book value per common share	$10.02	$9.73	$9.32	$9.56	$9.18		$10.02	$9.18
Tangible book value per common share	$9.17	$8.88	$8.46	$8.71	$8.32		$9.17	$8.32
Net interest margin - taxable equivalent	3.43%	3.44%	3.44%	3.56%	3.61%		3.47%	3.78%
Efficiency ratio (a)	59.77	60.44	52.83	54.57	52.43		57.12	52.08

(a)	Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.

	2004

	Three Months Ended September 30	YTD December 31

Earnings per common share, GAAP basis	0.34	1.77
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share, as adjusted	0.49	1.92

Earnings per common share - diluted, GAAP basis	0.33	1.74
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share - diluted, as adjusted	0.48	1.89

Return on average assets (annualized), GAAP basis	0.98%	1.30%
Adjustment for settlement agreement and related professional fees	0.42%	0.11%

Return on average assets (annualized), as adjusted	1.40%	1.41%

Return on average shareholders’ equity (annualized), GAAP basis	14.20%	18.60%
Adjustment for settlement agreement and related professional fees	6.23%	1.57%

Return on average shareholders’ equity (annualized), as adjusted	20.43%	20.17%

Efficiency ratio, GAAP basis	60.44%	57.12%
Adjustment for settlement agreement and related professional fees	(9.00)%	(2.12)%

Efficiency ratio, as adjusted	51.44%	55.00%

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AmSouth Bancorporation
SUMMARY FINANCIAL INFORMATION
($ in thousands)

BALANCE SHEET INFORMATION AVERAGE BALANCES	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year

	December 31	September 30	June 30	2004 March 31	2003 December 31		2004 December 31	2003 December 31

Loans net of unearned income	$32,476,715	$32,079,701	$30,633,629	$29,705,743	$29,263,749	11.0%	$31,229,708	$28,511,159	9.5%
Total investment securities *	12,413,850	12,374,084	12,488,887	11,779,479	11,158,897	11.2%	12,264,785	9,812,306	25.0%
Interest-earning assets *	45,224,572	44,684,992	43,500,751	41,771,105	40,609,843	11.4%	43,801,691	38,598,165	13.5%
Total assets	49,535,521	48,786,314	47,742,291	45,953,093	44,697,830	10.8%	48,010,625	42,730,516	12.4%
Noninterest-bearing deposits	6,978,442	6,643,642	6,516,977	6,103,216	5,855,497	19.2%	6,561,938	5,486,016	19.6%
Interest-bearing deposits**	26,344,499	25,735,595	25,337,923	24,381,234	23,952,276	10.0%	25,453,038	23,096,600	10.2%
Total deposits**	33,322,941	32,379,237	31,854,900	30,484,450	29,807,773	11.8%	32,014,976	28,582,616	12.0%
Shareholders’ equity	3,491,181	3,350,323	3,305,636	3,258,359	3,151,106	10.8%	3,351,754	3,117,362	7.5%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

BALANCE SHEET INFORMATION ENDING BALANCES	Three Months Ended					Percent Change Versus Prior Year

	December 31	September 30	June 30	2004 March 31	2003 December 31

Loans net of unearned income	$32,738,662	$32,502,221	$31,351,497	$29,893,723	$29,339,364	11.6%
Total investment securities *	12,510,959	12,572,341	12,716,413	12,426,033	12,036,854	3.9%
Interest-earning assets *	45,453,601	45,379,714	44,439,782	43,253,884	41,521,449	9.5%
Total assets	49,548,371	49,687,862	48,295,813	47,414,968	45,615,516	8.6%
Noninterest-bearing deposits	7,182,806	6,798,077	6,636,325	6,544,028	6,273,835	14.5%
Interest-bearing deposits	27,049,973	25,121,339	25,502,919	25,000,664	24,166,518	11.9%
Total deposits	34,232,779	31,919,416	32,139,244	31,544,692	30,440,353	12.5%
Shareholders’ equity	3,568,841	3,450,558	3,295,478	3,372,349	3,229,669	10.5%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

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AmSouth Bancorporation
SUMMARY FINANCIAL INFORMATION
($ in thousands)

NONPERFORMING ASSETS	December 31	September 30	June 30	2004 March 31	2003 December 31

Nonaccrual loans*	$88,488	$92,958	$102,670	$102,904	$110,153
Foreclosed properties	19,609	23,043	29,586	29,291	32,616
Repossessions	2,498	3,231	3,295	3,733	4,986

Total nonperforming assets*	$110,595	$119,232	$135,551	$135,928	$147,755

Nonperforming assets to loans net of unearned income,
foreclosed properties and repossessions	0.34%	0.37%	0.43%	0.45%	0.50%

Accruing loans 90 days past due	$51,117	$63,727	$52,972	$58,195	$67,460

*	Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN LOSSES	4th Quarter	3rd Quarter	2nd Quarter	2004 1st Quarter	2003 4th Quarter

Balance at beginning of period	$381,255	$382,482	$382,450	$384,124	$384,059
Loans charged off	(44,277)	(39,799)	(38,202)	(44,412)	(56,403)
Recoveries of loans previously charged off	11,146	11,062	11,634	16,406	11,968

Net Charge-offs	(33,131)	(28,737)	(26,568)	(28,006)	(44,435)
Addition to allowance charged to expense	44,250	28,800	26,600	28,100	44,500
Reduction of allowance related to sold loans	(25,600)	(1,290)	—	(1,768)	—

Balance at end of period	$366,774	$381,255	$382,482	$382,450	$384,124

Allowance for loan losses to loans net of unearned income	1.12%	1.17%	1.22%	1.28%	1.31%
Net charge-offs to average loans net of unearned income *	0.41%	0.36%	0.35%	0.38%	0.60%
Allowance for loan losses to nonperforming loans**	414.49%	410.14%	372.54%	371.66%	348.72%
Allowance for loan losses to nonperforming assets**	331.64%	319.76%	282.17%	281.36%	259.97%

*	Annualized

**	Exclusive of accruing loans 90 days past due

Unaudited
AmSouth Bancorporation
RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS
($ in thousands, except per share data)

	Three Months Ended September 30, 2004

	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted

Results as reported on a GAAP basis	$197,799	$119,579	$0.34	$0.33
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$251,771	$172,022	$0.49	$0.48

	Year Ended December 31, 2004

	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted

Results as reported on a GAAP basis	$923,479	$623,498	$1.77	$1.74
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$977,451	$675,941	$1.92	$1.89

*	These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.